UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Wilshire Blvd, Suite #1950 Los Angeles, California		90017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01 Item 8.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. Other Events.

As previously disclosed, on December 13, 2022, HyreCar, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the Company’s non-compliance with the $35 million market value of listed securities (“MVLS”) requirement set forth in Nasdaq Listing Rule 5550(b)(2), the Company’s securities would be suspended from trading on and delisted from The Nasdaq Capital Market unless the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal Nasdaq’s delisting determination.

Following receipt of the Notice, the Company timely requested a hearing before the Panel to appeal Nasdaq’s delisting determination, which stayed the Company’s suspension from trading on and delisting from The Nasdaq Capital Market pending the Company’s hearing with the panel, which was originally scheduled for February 2, 2023.

As previously disclosed, the Company holds a 1% membership interest in HyreDrive, LLC (“HyreDrive”), which is a joint venture between the Company and AmerDrive Holdings, Inc., the managing member and holder of the remaining 99% membership interest in HyreDrive (“AmeriDrive”). Also as previously disclosed, the Company entered into a Performance Guaranty in favor of the Trustee (as defined below) under a Base Indenture, dated as of September 2, 2022 (the “Base Indenture”), by and between AmeriDrive Funding LLC, a wholly-owned subsidiary of HyreDrive, as issuer, (the “JV Sub”) and Wilmington Trust, National Association, not in its individual capacity, but solely as trustee (the “Trustee”) and securities intermediary (the “Securities Intermediary”), as supplemented by a Series 2022-1 Supplement to Base Indenture, dated as of September 2, 2022 (the “Series Supplement”), by and among the Issuer, AmeriDrive, HyreDrive, the Company, Credit Suisse AG, New York Branch, certain noteholders, note purchasers, conduit investors and funding agents, and the Trustee and Securities Intermediary. As previously disclosed, proceeds from the financing obtained pursuant to the Series Supplement and the Base Indenture were intended to be used to purchase vehicles for the primary purpose of expanding the strategic relationship between AmeriDrive and the Company, intended to create a larger national network of vehicle supply for the Company’s technology platform. As of January 31, 2023, approximately $24 million of financing had been obtained pursuant to the Series Supplement and the Base Indenture.

By letter dated January 5, 2023, Credit Suisse AG, New York Branch, and Credit Suisse AG, Cayman Islands Branch (collectively, the “CS Entities”), delivered to the JV Sub, HyreDrive, AmeriDrive, the Company and the Trustee reserving the ability of the CS Entities to exercise (directly or through the Trustee) any and all rights and remedies under the Series Supplement and related documents and/or applicable law as a result of the determination by the CS Entities that a breach of a financial covenant had occurred, which the CS Entities advised had resulted in the occurrence of a default under the Series Supplement (the “Specified Default”). The January 5, 2023 letter notified the recipients that the CS Entities would be monitoring the situation and would decide in their sole discretion whether or not to exercise rights and remedies they hold.

Subsequent to receipt of the January 5, 2023 letter, the Company was apprised by AmeriDrive that it was in active discussions with the CS Entities to obtain forbearance of the Specified Default, the amendment or waiver of the applicable financial covenant and/or replacement financing.

On January 12, 2023, a further notice was delivered to the JV Sub and the Trustee by Credit Suisse AG, Cayman Islands Branch, as Class A Noteholder (“CS”), declaring a liquidation event with respect to certain notes issued by the JV Sub pursuant to the Series Supplement. Also on that date, CS instructed the Trustee to commence to liquidate all vehicles previously purchased by the JV Sub. Again, the Company was apprised by AmeriDrive that it continued in active discussions with the CS Entities in an effort to find an alternative to liquidation. A letter dated January 27, 2023, effective as of January 30, 2023, to the JV Sub, HyreDrive, AmeriDrive and the Company was received from the Trustee directing the JV Sub to take various actions to facilitate such liquidation, and directing the Company to cause the JV Sub to take such actions. On February 1, 2023, the Company received confirmation from the CS Entities that no alternatives to liquidation had been identified and that the liquidation would be proceeding.

The liquidation of the vehicles purchased by the JV Sub with proceeds from the financing pursuant to the Series Supplement and the Base Indenture is expected to have an adverse impact on the Company’s ability to generate revenues and improve its overall financial condition. After careful consideration, the Company determined that, as a result of these additional challenges, it would not be able to regain compliance with the MVLS requirement for continued listing. Accordingly, the Company notified Nasdaq on February 1, 2023 of its intention to withdraw from the Nasdaq hearing process.

The Company’s common stock has been suspended from trading on The Nasdaq Capital Market and commenced trading on the OTC Pink Market as of February 3, 2023. The Company anticipates that its common stock will be delisted from The Nasdaq Capital Market on and effective 10 days after the filing of a Form 25 with the Securities and Exchange Commission.

The Company has commenced active efforts to obtain additional financing and, on a parallel path, to explore a full range of strategic alternatives. The Company’s review of strategic options and alternatives could result in, among other things, a sale, merger, consolidation or business combination, asset divestiture, partnering, licensing or other collaboration agreements, or potential acquisitions, recapitalizations or restructurings, in one or more transactions, or continuing to operate with our current business plan and executing our strategic realignment plan discussed above. The Company may incur substantial expenses associated with identifying, evaluating and pursuing potential strategic alternatives. The Company’s board of directors has not set a timetable for the conclusion of its review of strategic alternatives, and there can be no assurance that this process will result in any financing or strategic transaction to maximize value for the Company’s stockholders.

Statements in this Current Report concerning the Company’s future expectations and plans may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, the factors described in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results and/or events. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: February 3, 2023	By:	/s/ Eduardo Iniguez
	Name:	Eduardo Iniguez
	Title:	Interim Chief Executive Officer and Chief Financial Officer